Exhibit (b)(15)

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                          SCUDDER NEW EUROPE FUND, INC.

                             A Maryland Corporation

                                   ARTICLE I
                                   ---------

                                  STOCKHOLDERS
                                  ------------

         SECTION 1. Annual Meetings. If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended (the "1940 Act"), to take action on the election of Directors, then there shall be an annual meeting to elect Directors and take such other action as may properly come before the meeting on a date duly designated by the Board, but no later than 120 days after the occurrence of the event requiring the meeting. In other years, no annual meeting need be held.

         SECTION 2. Special Meetings. Special meetings of the stockholders of the Corporation, or of the stockholders of one or more classes or series, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, as may be amended or supplemented from time to time (the "Charter"), may be called at any time by the Board of Directors, the chairman of the Board or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of such stockholders need not be called at the request of stockholders to consider any matter which is substantially the same as a matter voted on at any special meeting held during the preceding 12 (twelve) months. A written stockholder request for a meeting shall state the purpose of the proposed meeting and the matters proposed to be acted on at it, and the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders.

         SECTION 3. Notice of Meetings; Place of Meetings. The Secretary of the Corporation shall give notice of the purpose or purposes (to the extent required by applicable law) and of the date, time and place of every meeting of the stockholders of the Corporation, or of the stockholders of one or more classes or series, at least 10 (ten) days, but not more than 90 (ninety) days, prior to the date designated for the meeting. Notice is given to a stockholder when it is
(i) personally delivered to the stockholder, (ii) left at the stockholder's residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder's address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. The notice of any meeting of stockholders of the Corporation, or of stockholders of one or more classes or series, may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders of the Corporation, or of stockholders of one or more classes or series, shall be



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deemed waived by any  stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

         SECTION 4. Quorum; Action. As provided in the Corporation's Charter, the presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation, or one-third of the shares of stock of one or more classes or series, entitled to be cast shall constitute a quorum at each meeting of such stockholders, and all matters shall be decided by the holders of a majority of the shares so represented in person or by proxy at the meeting and entitled to vote, except with respect to the election of directors, which shall be decided by a plurality of the votes cast and except as otherwise provided by the Charter or applicable law. In the absence of a quorum, the stockholders entitled to vote present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders who are entitled to vote and are present at any duly organized meeting may continue to do business for which the particular meeting was called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation, or of one or more classes or series, required for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation, or one or more classes or series, required for action upon the other matter or matters.

         SECTION 5. Adjournment. Any meeting of the stockholders of the Corporation, or of the stockholders of one or more classes or series, may be adjourned from time to time, without notice other than announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting may not be adjourned to a date more than 120 (one hundred twenty) days after the original record date without further notice of the adjourned meeting date.

         SECTION 6. Organization. At every meeting of the stockholders of the Corporation, or of the stockholders of one or more classes or series, the chairman of the Board, or, in his absence or inability to act, the President, or, in his absence or inability to act, a Vice President, or, in the absence or inability to act of the chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary, or, in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

         SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting. As provided in the Corporation's Charter, each holder of record of shares of stock having voting power shall be entitled to one vote for every full share of stock, with a fractional vote for fractional shares, standing in his name on the records of the

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Corporation  as of the  record  date  determined  pursuant  to Section 9 of this
Article I. All shares of all classes and series shall vote together as a single class, except as provided in the Corporation's Charter.

         Each stockholder entitled to vote at any meeting of stockholders of the Corporation, or of stockholders of one or more classes or series, may authorize another person or persons to act for him as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or
(b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Maryland law, the placing of a stockholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise.

         SECTION 9. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders of the Corporation, or of the stockholders of one or more classes or series. The record date may not be prior to the close of business on the day the record date is fixed and may not be more than 90 (ninety) prior to the date of the notice or the date of the meeting (except as permitted by Article I, Section 5), nor fewer than 10 (ten) days before the date of the meeting. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation, or of the stockholders of one or more classes or series, shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting. All persons who were holders of record of shares of the class or series to which the meeting relates as of the record date of the meeting, and no others, shall be entitled to vote at such meeting and adjournments thereof.

         SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders of the Corporation or of the stockholders of one or more classes or series, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the

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

result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.

         SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Corporation's Charter, any action required to be taken at any meeting of stockholders of the Corporation, or stockholders of one or more classes or series, or any action that may be taken at any meeting of the stockholders of the Corporation, or stockholders of one or more classes or series, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) an unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

         SECTION 12. Telephone Conference. The stockholders of the Corporation or the stockholders of any class or series may participate in any meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE II
                                   ----------

                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Charter, or by these By-Laws. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

         SECTION 2. Number of Directors. The number of Directors may be changed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of Directors shall in no event be fewer than three nor more than fifteen. Any vacancy created by an increase in Directors may be filled in accordance with
Section 6 of this Article II. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless the Director is specifically removed pursuant to Section 5 of this
Article II at the time of the decrease. A Director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

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         SECTION 3. Election and Term of Directors.  Directors  shall be elected at the annual meeting of stockholders or a special meeting held for that purpose; provided, however, that if no annual meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of
Article I of these By-Laws, Directors shall be elected at the next annual meeting held. The term of office of each Director shall be from the time of his election and qualification until his successor shall have been elected and shall have been qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporation's Charter.

         SECTION 4. Resignation. A Director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the Board, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 5. Removal of Directors. Any Director of the Corporation may be removed from office with or without cause at any time by a vote of a majority of the votes entitled to be cast for the election of Directors.

         SECTION 6. Vacancies. Subject to the provisions of the 1940 Act, (i) any vacancies in the Board of Directors arising from an increase in the number of Directors may be filled by a vote of a majority of the entire Board of Directors and (ii) any vacancies in the Board arising from death, resignation, removal or any other cause may be filled by a vote of the majority of the remaining Directors even though that majority is less than a quorum. Any Director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies or until his earlier death, resignation or removal, or as otherwise provided by statute or the Corporation's Charter.

         SECTION 7. Place and Manner of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting. Meetings of the Board can be held in conjunction with meetings of other investment companies having the same investment adviser or an affiliated investment adviser.

         SECTION 8. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings. No notice shall be required for regular meetings; provided, however, that notice of any change in the time or place of any regular meeting shall be sent promptly to each Director not present at the meeting at which such change was made. Such notice shall be in the manner provided for notice of special meetings.

         SECTION 9. Special Meetings; Notice of Special Meetings. Special meetings of the Board of Directors may be called by two or more Directors, the chairman of the Board or the President. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the date, time and place of the meeting (and the purposes of the meeting when expressly required by law, the Charter or these By-Laws) and shall be delivered or transmitted to each Director, either personally or by telephone or other standard form of telecommunication or by electronic mail to any electronic mail address of the


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

Director, at least 24 (twenty-four) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his residence or usual place of business, and mailed at least 2
(two) days before the day on which the meeting is to be held, or transmitted by telegraph, cable or other communication leaving a visual record at least one day before the meeting.

         SECTION 10. Waiver of Notice of Meetings. Notice, when required, of any meeting of the Board of Directors or a committee of the Board need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

         SECTION 11. Quorum and Voting. One-third (but not fewer than 2 (two)) of the members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Charter, these By-Laws, or the 1940 Act, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting to another date, time and place until a quorum shall be present. Notice of the date, time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the date, time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 12. Organization. The Board of Directors may designate a chairman of the Board, who shall preside at each meeting of the Board and who shall have such other duties as the Board of Directors shall determine. In the absence or inability of the chairman of the Board to act, the President, if also a Director, or, in the absence or inability of the President to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary, or, in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 13. Committees. The Board of Directors may designate by resolution one or more committees, including an executive committee, of the Board of Directors, each consisting of 1 (one) or more Directors. To the extent provided in the resolution, and permitted by law, the Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock (except as provided below), declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. Notwithstanding the foregoing, if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors pursuant to the Corporation's Charter and the


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Maryland  General  Corporation  Law. Any committee or committees  shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Notice of committee meetings shall be given in the same manner as notice for special meetings of directors. A majority of the members of a committee, if there are three or more members of the committee, or all of the members of the committee, if there are less than three members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three or more committee members present, or all of the committee members, if there are less than three committee members present, shall be the act of the committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of the committee, if the committee has at least two members, or the sole member of the committee, if the committee has one member, may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

         SECTION 14. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

         SECTION 15. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

         SECTION 16. Compensation. Each Director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

         SECTION 17. Honorary Directors. The Board of Directors may from time to time designate and appoint one or more qualified persons to the position of "honorary Director". Each honorary Director shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or until his earlier death, resignation or removal. An honorary Director may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. An honorary Director may be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the honorary Director shall have been excluded by vote of the Directors. An honorary Director shall not be a "Director" or "officer" within the meaning of the Corporation's Charter, or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the 1940 Act, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. Notice of regular or special meetings may be given to an honorary Director but the failure to give such notice shall not affect


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the validity of any meeting or the action taken  thereat.  An honorary  Director shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take part in the operation or governance of the Corporation. An honorary Director shall not receive any compensation but may, in the discretion of the Board of Directors, be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

                                  ARTICLE III
                                  -----------

                         OFFICERS, AGENTS AND EMPLOYEES
                         ------------------------------

         SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall, in more than one capacity, execute, acknowledge or verify any instrument required to be executed, acknowledged or verified by more than one officer. Each officer shall be elected by the Board of Directors in accordance with the provisions of the Maryland General Corporation Law and shall serve until his successor shall have been duly elected and shall have been qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority. The chairman of the Board shall be chosen from among the Directors of the Corporation and may hold such office only so long as the chairman continues to be a Director.

         SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

         SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors whenever in the Board's judgment the best interests of the Corporation will be served thereby, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

         SECTION 4. Vacancies. A vacancy in any office whether arising from death, resignation, removal or any other cause may be filled in the manner prescribed in these By-Laws for the regular election or appointment to the office.

         SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

         SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that come into his hands in an amount and with any surety or sureties as the Board may require.

         SECTION 7. Chairman of the Board. The chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all stockholders' meetings and at all meetings of the Board of Directors and unless otherwise provided by Director resolution shall be ex officio, with a vote, a member of all committees of the Board of Directors. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         SECTION 8. President. The President shall be the chief executive officer of the Corporation. In the absence or inability of the chairman of the Board to act, or if no chairman shall be in office, the President shall preside at all meetings of the stockholders and, if also a Director, of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and general supervision over its officers, employees and agents, and he may delegate these powers. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act, unless the Board otherwise designates) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 10. Treasurer and Assistant Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; and he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate. The Treasurer shall render to the Board of Directors such financial information as the Board shall direct. In general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

         Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer, the President or the Board of Directors may assign, and, in the absence of the Treasurer, the Assistant Treasurer may perform all of the duties of Treasurer.

SECTION 11.       Secretary and Assistant Secretary.  The Secretary shall:
                  ---------------------------------

         (a) keep or cause to be kept in one or more books provided for that purpose the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided);

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         Any Assistant Secretary may perform such duties of the Secretary as the Secretary, the President or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all duties of the Secretary.

         SECTION 12. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         SECTION 13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for a particular time the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

                                   ARTICLE IV
                                   ----------

                                      STOCK
                                      -----

         SECTION 1. Stock Certificates. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe, subject to applicable law. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President, a Vice President or the chairman of the Board and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue. Notwithstanding the foregoing, as provided under Maryland General Corporation Law, the Board of Directors may authorize the issuance of any class or series of stock without certificates.

         SECTION 2. Books of Account and Record of Stockholders. There shall be kept at the principal executive offices of the Corporation correct and complete books and records of accounts of all the business and transactions of the Corporation. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

         SECTION 3. Transfers of Shares. Except as otherwise provided in the Corporation's Charter, and unless otherwise determined by Director resolution, the basis upon which stock shall be issued, redeemed, repurchased, converted and exchanged, including the determination of net asset value per share and the suspension thereof shall be as set forth in the Corporation's registration statements filed with the Securities and Exchange Commission, as amended from time to time and executed by a majority of the Directors or their attorneys. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and the payment of all taxes thereon.

         SECTION 4. Regulations. The Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5. Stolen, Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of a class or series shall immediately notify the Corporation of its theft, loss or destruction and the Corporation may issue a new certificate of stock of the class or series in the place of any certificate issued by it that has been alleged to have been stolen, lost or destroyed. The Board may, in its discretion, require the owner (or his legal representative) of a stolen, lost or destroyed certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged theft, loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

         SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than 90 (ninety) days preceding the date fixed for the payment of any dividend or the making of any distribution with respect to, or the allotment of other rights, as the record date for the determination of the stockholders of the class or series entitled to receive any such dividend, distribution or allotment, and in such case only the stockholders of record of the class or series at the time so fixed shall be entitled to receive such dividend, distribution or allotment. If no record date has been fixed, the record date for determining stockholders entitled to receive dividends or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, but the payment or allotment shall not be made more than 60 (sixty) days after the date on which the resolution is adopted.

         SECTION 7. Beneficial Owners of Stock. Notwithstanding anything to the contrary contained in these By-Laws, the Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation, or a stockholder of a class or series, may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class or series of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the requirements established by the Board's resolution, the person specified in the certification shall be, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

                                   ARTICLE V
                                   ---------

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

         SECTION 1. Indemnification of Directors and Officers. The Corporation shall indemnify its current and former Directors and officers to the extent provided by the Corporation's Charter.

         SECTION 2. Advances. The Corporation shall advance expenses to its current and former Directors and officers to the extent provided by the Corporation's Charter.

         SECTION 3. Indemnification of Employees and Agents. Employees and agents who are not officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, to the extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the 1940 Act, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

         SECTION 4. Other Rights. The indemnification and advancement of expenses provided by this Article V or provided in the Corporation's Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise, both as to action by a Director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 5. Constituent, Resulting or Surviving Corporations. For the purposes of this Article V, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE VI
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         SECTION 1.  Execution  of  Instruments.  Subject to the  provisions  of
Article III hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President or a Vice President and by the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         SECTION 2. Seal. The seal of the Corporation shall be in the form approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word ("seal") adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation, or each class or series, shall be fixed by the Board of Directors.

                                  ARTICLE VII
                                  -----------

                                   AMENDMENTS
                                   ----------

      These By-Laws may be amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the 1940 Act.

                                 END OF BY-LAWS

               Adopted by the Board of Directors on July 24, 2002.













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